                                                                     EXHIBIT 4.1




                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                 BY AND BETWEEN

                 ORIX CREDIT ALLIANCE RECEIVABLES CORPORATION II

                               AS TRUST DEPOSITOR,


                                       AND


                         THE BANK OF NEW YORK (DELAWARE)

                                AS OWNER TRUSTEE



                           DATED AS OF NOVEMBER   , 1999

                                TABLE OF CONTENTS

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                                                                                                            Page
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                                                   ARTICLE ONE
                                                   DEFINITIONS

          Section 1.01.  Capitalized Terms.............................................................        1
          Section 1.02.  Other Definitional Provisions.................................................        4
          Section 1.03.  Usage of Terms................................................................        4
          Section 1.04.  Section References............................................................        4
          Section 1.05.  Accounting Terms..............................................................        5

                                                   ARTICLE TWO
                                                  ORGANIZATION

          Section 2.01.  Name..........................................................................        5
          Section 2.02.  Office........................................................................        5
          Section 2.03.  Purposes and Powers...........................................................        5
          Section 2.04.  Appointment of Owner Trustee..................................................        6
          Section 2.05.  Capital Contribution of Owner Trust Estate....................................        6
          Section 2.06.  Declaration of Trust..........................................................        6
          Section 2.07.  Liability of Trust Depositor..................................................        7
          Section 2.08.  Title to Trust Property.......................................................        7
          Section 2.09.  Situs of Trust................................................................        8
          Section 2.10.  Representations and Warranties of the Trust Depositor.........................        8
          Section 2.11.  Federal Income Tax Treatment..................................................        9
          Section 2.12   Covenants of the Trust Depositor..............................................       10

                                                  ARTICLE THREE
                                   TRUST CERTIFICATE AND TRANSFER OF INTERESTS

          Section 3.01.  Ownership.....................................................................       11
          Section 3.02.  The Trust Certificate.........................................................       11
          Section 3.03.  Authentication and Delivery of Trust Certificate..............................       12
          Section 3.04.  Registration of Transfer and Exchange of Trust Certificate....................       12
          Section 3.05.  Mutilated, Destroyed, Lost or Stolen Trust Certificates.......................       13
          Section 3.06.  Persons Deemed Owners.........................................................       13
          Section 3.07.  Access to List of Certificateholder's Name and Addresses......................       14
          Section 3.08.  Maintenance of Office or Agency...............................................       14
          Section 3.09.  Temporary Trust Certificate...................................................       14
          Section 3.10.  Appointment of Paying Agent...................................................       14
          Section 3.11.  Ownership by Trust Depositor of Trust Certificate.............................       15



                                                  ARTICLE FOUR
                                            ACTIONS BY OWNER TRUSTEE

          Section 4.01.  Prior Notice to Certificateholder with Respect to
                            Certain Matters............................................................       15
          Section 4.02.  Action by Owner with Respect to Certain Matters...............................       16
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          Section 4.03.  Action by Owner with Respect to Bankruptcy....................................       17
          Section 4.04.  Restrictions on Owner's Power.................................................       17

                                                  ARTICLE FIVE
                                           APPLICATION OF TRUST FUNDS;
                                                 CERTAIN DUTIES

          Section 5.01.  Establishment of Trust Account................................................       17
          Section 5.02.  Application of Trust Funds....................................................       17
          Section 5.03.  Method of Payment.............................................................       18
          Section 5.04.  No Segregation of Moneys; No Interest.........................................       18
          Section 5.05.  Accounting and Reports to the Certificateholder, the Internal
                            Revenue Service and Others.................................................       18
          Section 5.06.  Signature on Returns; Tax Matters Partner.....................................       19

                                                   ARTICLE SIX
                                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

          Section 6.01.  General Authority.............................................................       19
          Section 6.02.  General Duties................................................................       19
          Section 6.03.  Action Upon Instruction.......................................................       20
          Section 6.04.  No Duties Except as Specified in this Agreement
                            or in Instructions.........................................................       21
          Section 6.05.  No Action Except Under Specified Documents or Instructions....................       21
          Section 6.06.  Restrictions..................................................................       22

                                                  ARTICLE SEVEN
                                          CONCERNING THE OWNER TRUSTEE

          Section 7.01.  Acceptance of Trusts and Duties...............................................       22
          Section 7.02.  Furnishing of Documents.......................................................       23
          Section 7.03.  Representations and Warranties................................................       24
          Section 7.04.  Reliance; Advice of Counsel...................................................       24
          Section 7.05.  Not Acting in Individual Capacity.............................................       25
          Section 7.06.  Owner Trustee Not Liable for Trust Certificate,
                            Notes or Contracts.........................................................       25
          Section 7.07.  Owner Trustee May Own Trust Certificate and Notes.............................       26

                                                  ARTICLE EIGHT
                                          COMPENSATION OF OWNER TRUSTEE

          Section 8.01.  Owner Trustee's Fees and Expenses.............................................       26
          Section 8.02.  Indemnification...............................................................       26
          Section 8.03.  Payments to the Owner Trustee.................................................       27

                                                  ARTICLE NINE
                                         TERMINATION OF TRUST AGREEMENT

          Section 9.01.  Termination of Trust Agreement................................................       27
          Section 9.02.  Dissolution upon Bankruptcy of Trust Depositor or
                            Withdrawal or Removal of Trust Depositor...................................       28
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                                                   ARTICLE TEN
                             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

          Section 10.01. Eligibility Requirements for Owner Trustee....................................       28
          Section 10.02. Resignation or Removal of Owner Trustee.......................................       29
          Section 10.03. Successor Owner Trustee.......................................................       30
          Section 10.04. Merger or Consolidation of Owner Trustee......................................       30
          Section 10.05. Appointment of Co-Trustee or Separate Trustee.................................       30

                                              ARTICLE ELEVEN
                                              MISCELLANEOUS

          Section 11.01. Supplements and Amendments....................................................       32
          Section 11.02. No Legal Title to Trust Estate in Owner.......................................       33
          Section 11.03. Limitations on Rights of Others...............................................       33
          Section 11.04. Notices.......................................................................       34
          Section 11.05. Severability of Provisions....................................................       36
          Section 11.06. Counterparts..................................................................       36
          Section 11.07. Successors and Assigns........................................................       36
          Section 11.08. No Petition...................................................................       36
          Section 11.09. No Recourse...................................................................       36
          Section 11.10. Headings......................................................................       37
          Section 11.11. Governing Law and Jury Waiver.................................................       37
          Section 11.12. Trust Certificate Transfer Restrictions.......................................       37
          Section 11.13. Trust Depositor Payment Obligation............................................       37

          EXHIBIT A -    Form of Certificate of Trust
          EXHIBIT B -    Form of Trust Certificate



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                                      -iii-

         This AMENDED AND RESTATED TRUST AGREEMENT dated as of November    ,
1999, is between ORIX CREDIT ALLIANCE RECEIVABLES CORPORATION II, a Delaware corporation, as Trust Depositor (the "Trust Depositor"), and THE BANK OF NEW YORK (DELAWARE), a Delaware state chartered bank, as owner trustee (the "Owner Trustee").

         WHEREAS, pursuant to that certain Trust Agreement, dated as of October 1, 1999, the Depositor and the Owner Trustee formed the Trust as a Delaware statutory business trust;

         WHEREAS, the parties wish to amend and restate the original Trust Agreement to provide more fully for the operation of the Trust;

         WHEREAS, in connection herewith, the Trust Depositor is willing to assume certain obligations pursuant hereto; and

         WHEREAS, in connection herewith, the Trust Depositor is willing to purchase the Trust Certificate (as defined herein) to be issued pursuant to this Agreement and to assume certain obligations pursuant hereto;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

         SECTION 1.01. CAPITALIZED TERMS. Except as otherwise provided in this Agreement, whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Administration Agreement" means the Administration Agreement, dated as of the date hereof, among the Trust, the Trust Depositor, the Indenture Trustee and ORIX Credit Alliance, Inc., as Administrator.

         "Agreement" means this Trust Agreement, as the same may be amended and supplemented from time to time.

         "Benefit Plan" means (i) an employee benefit plan (as such term is defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

         "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

         "Certificate Balance" means $        .

         "Certificate Distribution Account" means the account established and maintained as such pursuant to Section 5.01.

         "Certificate of Trust" means the Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute, substantially in the form of Exhibit A hereto.

         "Certificate Register" and "Certificate Registrar" mean the register maintained and the registrar (or any successor thereto) appointed pursuant to
Section 3.04.

         "Certificateholder" or "Holder" means with respect to a Definitive Trust Certificate the Person in whose name the Trust Certificate is registered in the Certificate Register.

         "Closing Date" means October    , 1999.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Definitive Trust Certificate" shall have the meaning set forth in
Section 3.09.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expenses" shall have the meaning assigned to such term in Section
8.02.

         "Foreign Person" means any Person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a court within the United States and which has one or more U.S. fiduciaries who have authority to control all substantial decisions of the Trust.

         "Indemnified Parties" shall have the meaning assigned to such term in
Section 8.02.

         "Indenture" means the Indenture dated as of the date hereof between the Trust and Harris Trust and Savings Bank, as Indenture Trustee.

         "Note Depository Agreement" means the Agreement dated as of the Closing Date among the Trust, the Indenture Trustee, the Administrator and The Depository Trust

Company, as the Clearing Agency, relating to the Notes, as the same may be amended and supplemented from time to time.

         "Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes in each case issued pursuant to the Indenture.

         "OCAI" means ORIX Credit Alliance, Inc., a New York corporation.

         "Owner" means the Holder of the Trust Certificate.

         "Owner Trustee" means The Bank of New York (Delaware), a Delaware state chartered bank, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

         "Owner Trustee Corporate Trust Office" means the office of the Owner Trustee at which its corporate trust business shall be administered, which initially shall be 502 White Clay Center, P.O. Box 6973, Newark, Delaware 19714,
Attn: Corporate Trust Administration, or such other office at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholder, the Servicer, the Indenture Trustee, the Trust Depositor and OCAI.

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.10.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization or government or any agency or political subdivision thereof.

         "Record Date" means, with respect to any Distribution Date, the last Business Day of the preceding calendar month.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Tax Matters Partner" shall have the meaning provided in Section 5.06(b) hereof.

         "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement, dated as of the date hereof, among the Trust, the Trust Depositor, OCAI, as Servicer and as Originator and the Indenture Trustee named therein, as the same may be amended or supplemented from time to time.

         "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trust" means the trust established by this Agreement.

         "Trust Certificate" means the trust certificate evidencing the beneficial equity interest of an Owner in the Trust, substantially in the form of Exhibit B hereto.

         "Trust Depositor" means ORIX Credit Alliance Receivables Corporation II in its capacity as Trust Depositor hereunder, and its successors.

         "Trust Estate" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article Two of the Transfer and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Transfer and Servicing Agreement and the Administration Agreement.

         "Underwriter" means First Union Capital Markets Corp.

         SECTION 1.02. OTHER DEFINITIONAL PROVISIONS. Capitalized terms used that are not otherwise defined herein shall have the meanings ascribed thereto in the Transfer and Servicing Agreement or, if not defined therein, in the Indenture.

         SECTION 1.03. USAGE OF TERMS. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation".

         SECTION 1.04. SECTION REFERENCES. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

         SECTION 1.05. ACCOUNTING TERMS. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

                                   ARTICLE TWO

                                  ORGANIZATION

         SECTION 2.01. NAME. The Trust created hereby shall be known as "ORIX Credit Alliance Receivables Trust 1999-A", in which name the Owner Trustee may conduct the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         SECTION 2.02. OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Owner Trustee Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owner and the Trust Depositor.

         SECTION 2.03. PURPOSES AND POWERS.

         (a) The sole purpose of the Trust is, and the Trust shall have the power and authority, to manage the Trust Estate and collect and disburse the periodic income therefrom for the use and benefit of the Owner, and in furtherance of such purpose to engage in the following ministerial activities:

                           (i) to issue the Notes pursuant to the Indenture and the Trust Certificate pursuant to this Agreement and to sell the Notes and the Trust Certificate;

                           (ii) with the proceeds of the sale of the Notes and the Trust Certificate, to purchase the Contracts and other Trust Assets, and to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Trust Depositor pursuant to the Transfer and Servicing Agreement;

                           (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owner pursuant to the Transfer and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                           (iv) to enter into and perform its obligations under the Transaction Documents to which it is to be a party;

                           (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                           (vi) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Owner and the Noteholders.

The Trust shall not engage in any activities other than in connection with the foregoing. Nothing contained herein shall be deemed to authorize the Owner Trustee to engage in any business operations or any activities other than those set forth in the introductory sentence of this Section. Specifically, the Owner Trustee shall have no authority to engage in any business operations, or acquire any assets other than those specifically included in the Trust Estate under
Section 1.01, or otherwise vary the assets held by the Trust. Similarly, the Owner Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of this Trust as set forth in the introductory sentence of this Section.

         SECTION 2.04. APPOINTMENT OF OWNER TRUSTEE. The Trust Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

         SECTION 2.05. CAPITAL CONTRIBUTION OF OWNER TRUST ESTATE. The Trust Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $10. The Owner Trustee hereby acknowledges receipt in trust from the Trust Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate (prior to giving effect to the conveyances described in the Transfer and Servicing Agreement) and shall be deposited in the Certificate Distribution Account. The Trust Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         SECTION 2.06. DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the sole purpose of conserving the Trust Estate and collecting and disbursing the periodic income therefrom for the use and benefit of the Owner, subject to the obligations of the Trust under the Transaction Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that the Trust be disregarded as a separate entity for federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3(b)(1)(ii) as in effect for periods after January 1, 1997. The parties agree not to take any action inconsistent with such intended federal income tax treatment. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute for the sole purpose and to the extent necessary to accomplish the purpose of this Trust as set forth in the introductory sentence of Section 2.03.

         SECTION 2.07. LIABILITY OF TRUST DEPOSITOR.

         (a) Pursuant to Section 3803(a) of the Business Trust Statute, the Trust Depositor shall be liable directly to and will indemnify any injured party or any other creditor of the Trust for all losses, claims, damages, liabilities and expenses of the Trust to the extent that the Trust Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which Trust Depositor were a general partner (including any New Jersey personal property replacement tax that is imposed on the Trust as a partnership); provided, however, that Trust Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificate or a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the immediately preceding sentence for which the Trust Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the Trust Depositor under this paragraph shall be evidenced by the Trust Certificate described in Section 3.11.

         (b) Other than to the extent set forth in Section 2.07(a), no Owner, solely by virtue of its being the Holder of the Trust Certificate, shall have any personal liability for any liability or obligation of the Trust.


         SECTION 2.08. TITLE TO TRUST PROPERTY. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in an Owner Trustee or Owner Trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         SECTION 2.09. SITUS OF TRUST. The Trust will be located and administered in the State of Delaware or the State of Illinois. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Illinois or the State of Delaware. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or Illinois and payments will be made by the Trust only from

Delaware or Illinois. The only office of the Trust will be at the Owner Trustee Corporate Trust Office.

         SECTION 2.10.  REPRESENTATIONS AND WARRANTIES OF THE TRUST DEPOSITOR.

         The Trust Depositor hereby represents and warrants to the Owner Trustee that:

         (i) The Trust Depositor is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority and legal right to acquire and own the Contracts.

         (ii) The Trust Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

         (iii) The Trust Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Trust Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Owner Trustee on behalf of the Trust as part of the Trust Estate and has duly authorized such sale and assignment and deposit with the Owner Trustee on behalf of the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Trust Depositor by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of the Trust Depositor and is enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.


         (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Trust Depositor, or any indenture, agreement or other instrument to which the Trust Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of the properties of the Trust Depositor pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Transaction Documents); nor violate any law or any order, rule or regulation applicable to the Trust Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trust Depositor or its properties.

         (v) All approvals, authorizations, consents, orders or other actions of any person or any governmental entity required in connection with the execution and delivery of this Agreement and the fulfillment of the terms hereof have been obtained.

         (vi) There are no proceedings or investigations pending, or to the Trust Depositor's best knowledge threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trust Depositor or its properties: (A) asserting the invalidity of this Agreement, any of the other Transaction Documents or the Trust Certificate, (B) seeking to prevent the issuance of the Trust Certificate or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Trust Depositor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Transaction Documents or the Trust Certificate or (D) involving the Trust Depositor and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Trust Certificate.

         SECTION 2.11. FEDERAL INCOME TAX TREATMENT. It is the intention of the Trust Depositor that the Trust be disregarded as a separate entity for federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii) as in effect for periods after January 1, 1997. The Trust Certificate constitutes the sole equity interest in the Trust and must at all times be held by either the Trust Depositor or its transferee as sole owner. The Trust Depositor agrees not to take any action inconsistent with such intended federal income tax treatment. Because for federal income tax purposes the Trust will be disregarded as a separate entity, Trust items of income, gain, loss and deduction for any month as determined for federal income tax purposes shall be allocated entirely to the Trust Depositor (or subsequent purchaser of the Trust Certificate) as the sole Certificateholder.

         SECTION 2.12 COVENANTS OF THE TRUST DEPOSITOR. The Trust Depositor agrees and covenants that during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

         (a) in the event that (i) the Certificate Balance shall be reduced by realized losses and (ii) any litigation with claims in excess of $1,000,000 to which the Trust Depositor is a party which shall be reasonably likely to result in a material judgment against the Trust Depositor that the Trust Depositor will not be able to satisfy shall be commenced, during the period beginning immediately following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Trust Depositor, such judgment has been satisfied), the Trust Depositor shall not pay any dividend to OCAI, or make any distribution on or in respect of its capital stock to OCAI, or repay the principal amount of any indebtedness of the Trust Depositor held by OCAI, unless (i) after giving effect to such payment, distribution or repayment, the Trust Depositor's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agencies shall not downgrade the then existing rating on the Certificate with respect to any such payment, distribution or repayment;

         (b) it shall not, for any reason, institute proceedings for the Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

         (c) it shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its articles of incorporation, by-laws and the Transaction Documents;

         (d) it shall obtain from each other party to each Transaction Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to the occurrence of the event specified in Section 9.01(e) such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; and

         (e) it shall not, for any reason, withdraw or attempt to withdraw from this Agreement, dissolve, institute proceedings for it to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

                                  ARTICLE THREE

                   TRUST CERTIFICATE AND TRANSFER OF INTERESTS

         SECTION 3.01.  OWNERSHIP.

         (a) Upon the formation of the Trust by the contribution by the Trust Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificate, the Trust Depositor shall be the sole beneficiary of the Trust. The Trust Certificate must at all times be held by either the Trust Depositor or its transferee as sole owner.

         (b) No transfer of the Trust Certificate shall be made unless such transfer is made in a transaction which does not require registration or qualification under the Securities Act of 1933 or qualification under any state securities or "Blue Sky" laws. Neither the Owner Trustee nor the Certificate Registrar shall effect the registration of any transfer of the Trust Certificate unless, (i) prior to such transfer the Owner Trustee shall have received a Tax Opinion, and (ii) following such transfer, there would be no more than one Holder of the Trust Certificate and the Holder of the Trust Certificate would not be a Foreign Person, a partnership, Subchapter S corporation or grantor trust.

         SECTION 3.02. THE TRUST CERTIFICATE. The Trust Certificate shall be substantially in the form of Exhibit B hereto. The Trust Certificate shall be issued in an amount equal to the Certificate Balance. The Trust Certificate shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and shall be deemed to have been validly issued when so executed. The Trust Certificate bearing the manual or facsimile signature of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Owner Trustee shall be a valid and binding obligation of the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Trust Certificate or did not hold such offices at the date of such Trust Certificate. The Trust Certificate shall be dated the date of its authentication.

         SECTION 3.03. AUTHENTICATION AND DELIVERY OF TRUST CERTIFICATE. The Owner Trustee shall cause to be authenticated and delivered upon the order of the Trust Depositor, in exchange for the Contracts and the other Trust Assets, simultaneously with the sale, assignment and transfer to the Trust of the Contracts and other Trust Assets, and the constructive delivery to the Owner Trustee of the Contract Files and the other Trust Assets, a Trust Certificate duly authenticated by the Owner Trustee, in the amount of the Certificate Balance evidencing the entire ownership of the Trust, and Notes issued by the Owner Trustee and authenticated by the Indenture Trustee in aggregate principal amount
of, in the case of (i) Class A-1 Notes, $     , (ii) Class A-2 Notes, $     ,
(iii) Class A-3 Notes $     , (iv) Class A-4 Notes $     , (v) Class B Notes,
$     and (vi) Class C Notes, $     . No Trust Certificate shall be entitled to
any benefit under this Agreement, or be valid for any purpose, unless there appears on such Trust Certificate a certificate of authentication substantially in the form set forth in the form of Trust Certificate attached hereto as Exhibit B, executed by the Owner Trustee or its authenticating agent, by manual signature, and such certificate upon any Trust Certificate shall be conclusive evidence, and the only evidence, that such Trust Certificate has been duly authenticated and delivered hereunder. Upon issuance, authorization and delivery pursuant to the terms hereof, the Trust Certificate will be entitled to the benefits of this Agreement.

         SECTION 3.04. REGISTRATION OF TRANSFER AND EXCHANGE OF TRUST
CERTIFICATE.

         (a) The Certificate Registrar shall keep or cause to be kept, a Certificate Register, subject to such reasonable regulations as it may prescribe. The Certificate Register shall provide for the registration of the Trust Certificate and transfers and exchanges of the Trust Certificate as provided herein. The Owner Trustee is hereby initially appointed Certificate Registrar for the purpose of registering the Trust Certificate and transfers and exchanges of the Trust Certificate as herein provided. In the event that, subsequent to the Closing Date, the Owner Trustee notifies the Servicer that it is unable to act as Certificate Registrar, the Servicer shall appoint another bank or trust company, having an office or agency located in New York, New York, agreeing to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Owner Trustee, to act as successor Certificate Registrar hereunder.

         (b) Upon surrender for registration of transfer of any Trust Certificate at the Owner Trustee Corporate Trust Office, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee, one new Trust Certificate having the same aggregate principal amount.

         (c) Every Trust Certificate presented or surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

         (d) No service charge shall be made for any registration of transfer or exchange of the Trust Certificate, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of the Trust Certificate.

         (e) All Trust Certificates surrendered for registration of transfer shall be canceled and subsequently destroyed by the Owner Trustee.

         SECTION 3.05. MUTILATED, DESTROYED, LOST OR STOLEN TRUST CERTIFICATES. If (i) any mutilated Trust Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or its authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and fractional undivided interest. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Trust Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

         SECTION 3.06. PERSONS DEEMED OWNERS. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name any Trust Certificate is registered as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar, any Paying Agent or any of their respective agents shall be affected by any notice of the contrary.

         SECTION 3.07. ACCESS TO LIST OF CERTIFICATEHOLDER'S NAME AND ADDRESSES. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Trust Depositor, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Servicer or the Trust Depositor, the name and address of the Certificate holder as of the most recent Record Date in such form as the Servicer or the Trust Depositor may reasonably require. Every Certificateholder, by receiving and holding a Trust Certificate, agrees with the Servicer, the Trust Depositor and the Owner Trustee that none of the Servicer, the Trust Depositor or the Owner Trustee shall be held accountable by reason of the disclosure of any such information as to the name and address of the Certificateholder hereunder, regardless of the source from which such information was derived.

         SECTION 3.08. MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee shall maintain in Delaware, an office or offices or agency or agencies where the Trust Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificate and this Agreement may be served. The Owner Trustee hereby designates the Owner Trustee Corporate Trust Office as its office for such purposes. The Owner Trustee shall give prompt written notice to the Trust Depositor, the Servicer and to the Certificateholder of any change in the location of the Certificate Register or any such office or agency.

         SECTION 3.09. TEMPORARY TRUST CERTIFICATE. Pending the preparation of the definitive fully registered Trust Certificate (the "Definitive Trust Certificate"), the Owner Trustee, on behalf of the Trust, may execute, authenticate and deliver, a temporary Trust Certificate that is printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Trust Certificate in lieu of which it is issued. If a temporary Trust Certificate is issued, the Trust Depositor will cause the Definitive Trust Certificate to be prepared without unreasonable delay. After the preparation of the Definitive Trust Certificate, the temporary Trust Certificate shall be exchangeable for the Definitive Trust Certificate upon surrender of the temporary Trust Certificate at the office or agency to be maintained as provided in Section 3.08, without charge to the Holder. Upon surrender for cancellation of the temporary Trust Certificate, the Owner Trustee shall execute and authenticate and deliver in exchange therefor a like principal amount of the Definitive Trust Certificate. Until so exchanged, the temporary Trust Certificate shall in all respects be entitled to the same benefits hereunder as a Definitive Trust Certificate.

         SECTION 3.10. APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to the Certificateholder from the Certificate Distribution Account pursuant to Section 5.02(a) and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be Harris Trust and Savings Bank, and any co-paying agent chosen by the Paying Agent that is acceptable to the Owner Trustee. Each Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that Harris Trust and Savings Bank shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholder in trust for the benefit of the Certificateholder entitled thereto until such sums shall be paid to such Certificateholder. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 3.11. OWNERSHIP BY TRUST DEPOSITOR OF TRUST CERTIFICATE. Trust Depositor shall on the Closing Date purchase from the Trust a Trust Certificate representing the Certificate Balance.

                                  ARTICLE FOUR

                            ACTIONS BY OWNER TRUSTEE

         SECTION 4.01. PRIOR NOTICE TO CERTIFICATEHOLDER WITH RESPECT TO CERTAIN MATTERS. Subject to the provisions and limitation of Section 4.04, with respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholder in writing of the proposed action, the Indenture Trustee shall have consented to such action in the event any Notes are outstanding and the Certificateholder shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholder has withheld consent or provided alternative direction:

         (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Contracts) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Contracts);

         (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

         (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

         (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially and adversely affects the interest of the Owner;

         (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially and adversely affect the interests of the Owner; or

         (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee or Certificate Registrar of its obligations under the Indenture or the Agreement, as applicable.

         SECTION 4.02. ACTION BY OWNER WITH RESPECT TO CERTAIN MATTERS. Subject to the provisions and limitations of Section 4.04, the Owner Trustee shall not have the power, except upon the direction of the Owner, to (a) remove the Administrator pursuant to Section 8 of the Administration Agreement, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement,
(c) remove the Servicer pursuant to Section 8.02 of the Transfer and Servicing Agreement, (d) except as expressly provided in the Transaction Documents, sell the Contracts or other Trust Assets after the termination of the Indenture, (e) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, (f) authorize the merger or consolidation of the Trust with or into any other business trust or entity (other than in accordance with Section 3.10 of the Indenture) or (g) amend the Certificate of Trust. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owner.

         SECTION 4.03. ACTION BY OWNER WITH RESPECT TO BANKRUPTCY. Subject to
Section 2.12(b), the Owner Trustee shall not have the power to commence a voluntary proceeding in a bankruptcy relating to the Trust without the prior approval of the Owner and the delivery to the Owner Trustee by such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

         SECTION 4.04. RESTRICTIONS ON OWNER'S POWER. The Owner shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Transaction Documents or would be contrary to the purpose of this Trust as set forth in Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

                                  ARTICLE FIVE

                           APPLICATION OF TRUST FUNDS;
                                 CERTAIN DUTIES

         SECTION 5.01. ESTABLISHMENT OF TRUST ACCOUNT. The Owner Trustee, for the benefit of the Certificateholder, shall establish and maintain in the name of the Trust an Eligible Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholder.

         The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholder. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee (or the Trust Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

         SECTION 5.02.  APPLICATION OF TRUST FUNDS.

         (a) On each Distribution Date, the Paying Agent will deposit in the Certificate Distribution Account and distribute to the Certificateholder amounts received pursuant to Section 7.05 of the Transfer and Servicing Agreement with respect to such Distribution Date.

         (b) On each Distribution Date, the Paying Agent shall send to the Certificateholder the statement or statements provided to the Owner Trustee by the Servicer pursuant to Section 9.01 of the Transfer and Servicing Agreement with respect to such Distribution Date.

         (c) In the event that any withholding tax is imposed on the Trust's payment (or allocation of income) to the Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Owner sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (c).

         SECTION 5.03. METHOD OF PAYMENT. Subject to Section 9.01(c) respecting the final payment upon retirement of the Certificate, distributions required to be made to the Certificateholder of record on the related Record Date shall be made by wire transfer of immediately available funds to the bank account of such Certificateholder appearing in the Certificate Register.

         SECTION 5.04. NO SEGREGATION OF MONEYS; NO INTEREST. Subject to Sections 5.01 and 5.02, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Transfer and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

         SECTION 5.05. ACCOUNTING AND REPORTS TO THE CERTIFICATEHOLDER, THE INTERNAL REVENUE SERVICE AND OTHERS. The Administrator shall (a) maintain (or cause to be maintained) the books of the Trust on a fiscal year basis that is consistent with the fiscal year basis used by the Originator and on a cash basis method of accounting, (b) deliver to the Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable the Owner to prepare its federal and state income tax returns, (c) file such tax returns relating to the Trust and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the federal income tax treatment for the Trust as set forth in Section 2.11, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with
Section 5.02(c) with respect to income or distributions to Owner. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Contracts. If applicable, the Owner Trustee shall not make the election provided under Section 754 or Section 761 of the Code.

         SECTION 5.06.  SIGNATURE ON RETURNS; TAX MATTERS PARTNER.

         (a) The Trust Depositor shall sign on behalf of the Trust the tax returns of the Trust.

         (b) If Subchapter K of the Code should be applicable to the Trust, the Certificateholder shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                   ARTICLE SIX

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

         SECTION 6.01. GENERAL AUTHORITY. Subject to the provisions and limitations of Sections 2.03 and 2.06, the Owner Trustee is authorized and directed to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party and any amendment or other agreement, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Transaction Documents.

         SECTION 6.02. GENERAL DUTIES. Subject to the provisions and limitations of Sections 2.03 and 2.06, it shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Administrator) all of its responsibilities pursuant to the terms of this Agreement and the Transaction Documents to which the Trust is a party and under which it has expressly assumed any responsibility and to administer the Trust in the interest of the Owner, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Without limiting the foregoing, the Owner Trustee shall on behalf of the Trust file and prove any claim or claims that may exist against OCAI in connection with any claims paying procedure as part of an insolvency or receivership proceeding involving OCAI. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Transaction Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

         SECTION 6.03.  ACTION UPON INSTRUCTION.

         (a) Subject to Article Four, in accordance with the terms of the Transaction Documents the Owner may by written instruction direct the Owner Trustee in the management of the Trust.

         (b) The Owner Trustee shall not be required to take any action hereunder or under any other Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Transaction Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owner requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owner received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement and the other Transaction Documents, as it shall deem to be in the best interests of the Owner, and shall have no liability to any Person for such action or inaction.

         (d) In the event that the Owner Trustee is unsure as to the applicability of any provision of this Agreement or any other Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owner requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Owner, and shall have no liability to any Person for such action or inaction.

         (e) Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the Owner Trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware being payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated in this Agreement. In the event that the Owner Trustee has determined that any action set forth in clauses (i)-(iii) will result in the consequences stated therein, the Administrator and the Owner Trustee shall appoint one or more Persons to act as co-trustee pursuant to Section 10.05.

         SECTION 6.04. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Transaction Document, which shall be the responsibility of the Administrator pursuant to the Administration Agreement. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Estate.

         SECTION 6.05. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the other Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

         SECTION 6.06. RESTRICTIONS. The Owner Trustee shall not take any action
(i) that is inconsistent with the purposes of the Trust set forth in Section
2.03 or (ii) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal or state income tax purposes. The Owner shall not direct the Owner Trustee to take actions that would violate the provisions of this Section.

                                  ARTICLE SEVEN

                          CONCERNING THE OWNER TRUSTEE

         SECTION 7.01. ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Transaction Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any other Transaction Document under any circumstances, except (i) for its own willful misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         (a) the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee which did not result from gross negligence on the part of such responsible officer;

         (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

         (c) no provision of this Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Transaction Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

         (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Trust Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Transaction Documents, other than the certificate of authentication on the Trust Certificate, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the Transaction Documents;

         (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Trust Depositor, the Indenture Trustee or the Servicer under any of the Transaction Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Transaction Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer, or the Trust Depositor under the Transfer and Servicing Agreement; and

         (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Transaction Document, at the request, order or direction of the Owner, unless such Owner has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

         SECTION 7.02. FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Owner promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

         SECTION 7.03. REPRESENTATIONS AND WARRANTIES. The Owner Trustee hereby represents and warrants to the Trust Depositor and the Owner that:

         (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

         (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

         (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Estate resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the other Transaction Documents.

         SECTION 7.04.  RELIANCE; ADVICE OF COUNSEL.

         (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, the Owner Trustee (i) may, at the expense of the Trust Depositor, act directly or through its agents or attorneys pursuant to agreements entered into by any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys as shall have been selected by the Owner Trustee with reasonable care, and (ii) may, at the expense of the Trust Depositor, consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons.

         SECTION 7.05. NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in this Article Seven, in accepting the trusts hereby created, The Bank of New York (Delaware) acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

         SECTION 7.06. OWNER TRUSTEE NOT LIABLE FOR TRUST CERTIFICATE, NOTES OR CONTRACTS. The recitals contained herein and in the Trust Certificate (other than the signature and countersignature of the Owner Trustee and the certificate of authentication on the Trust Certificate) shall be taken as the statements of the Trust Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document or the Trust Certificate (other than the signature and countersignature of the Owner Trustee and the certificate of authentication on the Trust Certificate) or the Notes, or of any Contract or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, or the perfection and priority of any security interest created by any Contract in any Equipment or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Certificateholder under this Agreement or the Noteholders under the Indenture, including, without limitation, the existence, condition and ownership of any Equipment; the existence and enforceability of any insurance thereon; the existence and contents of any Contract on any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Trust Depositor or the Servicer with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation; or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

         SECTION 7.07. OWNER TRUSTEE MAY OWN TRUST CERTIFICATE AND NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Trust Certificate or Notes and may deal with the Trust Depositor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE EIGHT

                          COMPENSATION OF OWNER TRUSTEE

         SECTION 8.01. OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon and which shall be paid consistent with Section 5.19 of the Transfer and Servicing Agreement. Additionally, the Owner Trustee shall be entitled to be reimbursed by the Trust Depositor or Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         SECTION 8.02. INDEMNIFICATION. The Trust Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Trust Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Trust Depositor, which approval shall not be unreasonably withheld.

         SECTION 8.03. PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid to the Owner Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment.

                                  ARTICLE NINE

                         TERMINATION OF TRUST AGREEMENT

         SECTION 9.01.  TERMINATION OF TRUST AGREEMENT.

         (a) This Trust shall dissolve upon the earlier of (i) final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Transfer and Servicing Agreement and Article Five, (ii) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (iii) the time provided in Section 9.02. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner, other than the Trust Depositor as described in Section 9.02, shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) Except as provided in Section 9.01(a), neither the Trust Depositor nor any Holder shall be entitled to revoke or terminate the Trust.

         (c) Notice of any dissolution of the Trust, specifying the Distribution Date upon which the Certificateholder shall surrender its Trust Certificate to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Certificateholder mailed within five Business Days of receipt of notice of termination from the Servicer given pursuant to Section 10.01 of the Transfer and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Trust Certificate shall be made upon presentation and surrender of the Trust Certificate at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such

Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificate at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to the Certificateholder. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to the Certificateholder amounts distributable on such Distribution Date pursuant to
Section 5.02.

         (d) In the event that the Certificateholder shall not surrender its Trust Certificate for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to such Certificateholder to surrender its Trust Certificate for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Trust Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Certificateholder concerning surrender of its Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Trust Depositor.

         (e) Upon the winding up of the Trust and payment of all liabilities in accordance with Section 3808 of the Business Trust Statute, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of
Section 3810 of the Business Trust Statute at which time the Trust shall terminate. The Administrator shall be the liquidator of the Trust.

         SECTION 9.02. DISSOLUTION UPON BANKRUPTCY OF TRUST DEPOSITOR OR WITHDRAWAL OR REMOVAL OF TRUST DEPOSITOR. In the event that an Insolvency Event shall occur with respect to the Trust Depositor or the Trust Depositor shall withdraw, liquidate or be removed from the Trust, this Agreement shall be terminated in accordance with Section 9.01 90 days after the date of such event, unless within such 90 day period, the Owner Trustee shall have received written instructions from the Required Holders not to dissolve or terminate the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Trust Depositor, the Trust Depositor shall give the Indenture Trustee and Owner Trustee written notice thereof, and the Indenture Trustee shall give prompt written notice to the Noteholders thereof. Upon a termination pursuant to this Section, the Owner Trustee shall direct the Indenture Trustee promptly to sell, at the expense of the Trust, the Trust Assets in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the Trust Assets shall be treated as Collections under the Transfer and Servicing Agreement.

                                   ARTICLE TEN

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

         SECTION 10.01. ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; and (a) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody's, BBB-by S&P, and BBB- by Fitch (if rated by Fitch); or (b) which the Rating Agencies have otherwise indicated in writing is an entity acceptable to act as Owner Trustee hereunder. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         SECTION 10.02. RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. Any successor Owner Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust to the extent required by Delaware law.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator, may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

         SECTION 10.03. SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator, and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to the Certificateholder, the Indenture Trustee, the Noteholders and each Rating Agency. If the Administrator shall fail to mail such notice within ten days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         SECTION 10.04. MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to
Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency.

         SECTION 10.05. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any financed Equipment may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

         (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

         (c) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

         SECTION 11.01.  SUPPLEMENTS AND AMENDMENTS.

         (a) The Agreement may be amended by the Trust Depositor, and the Owner Trustee, without the consent of any of the Noteholders or the Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or the Certificateholder.

         (b) This Agreement may also be amended from time to time by the Trust Depositor, and the Owner Trustee, with the consent of the Required Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, (i) collections of payments on Contracts or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholder, or (ii) eliminate the Certificate holder consent or reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of the Holders of all outstanding Notes and the Trust Certificate.

         (c) Prior to the execution of any such amendment or consent, the Trust Depositor shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to the Indenture Trustee, the Administrator and each Rating Agency.

         (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder. It shall not be necessary for the consent of the Certificateholder, Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholder provided for in this Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by the Certificateholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         (f) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 11.02. NO LEGAL TITLE TO TRUST ESTATE IN OWNER. The Owner shall not have legal title to any part of the Trust Estate. The Owner shall be entitled to receive distributions with respect to its undivided ownership interest herein only in accordance with Articles Five and Nine. No transfer, by operation of law or otherwise, of any right, title or interest of the Owner to and in its ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

         SECTION 11.03. LIMITATIONS ON RIGHTS OF OTHERS. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Trust Depositor, the Owner, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 11.04. NOTICES. All notices, demands, certificates, requests and communications hereunder ("notices") shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

                  (i)      If to the Servicer or any Seller:

                           ORIX Credit Alliance, Inc.
                           300 Lighting Way
                           Secaucus, New Jersey

                           Attention:  Chief Financial Officer/Asset
                                             Securitization
                           Fax No.:  (201) 348-2914

                  (ii)     If to the Trust Depositor:

                           ORIX Credit Alliance Receivables Corporation II 300 Lighting Way
                           Secaucus, New Jersey
                           Attention:  President/Asset Securitization
                           Fax No.:  (201) 348-2914

                  (iii)    If to the Indenture Trustee:

                           Harris Trust and Savings Bank
                           311 West Monroe Street,
                           Chicago, Illinois 60606
                           Attention:  Indenture Trust Administration
                           Fax No.:  (312) 293-4139

                  (iv)     If to the Owner Trustee:

                           The Bank of New York (Delaware)
                           502 White Clay Center
                           P.O. Box 6973
                           Newark, Delaware 19714-6973
                           Attention:  Corporate Trust Administration
                           Fax No.:  (302) 283-8279

                  (v)      If to Moody's:

                           Moody's Investors Service, Inc.
                           99 Church Street
                           4th Floor
                           New York, New York 10007
                           Attention:  ABS Monitoring Department
                           Fax No.:  (212) 553-0344

                  (vi)     If to S&P:

                           Standard & Poors Ratings Service
                           55 Water Street
                           41st Floor
                           New York, New York 10014
                           Attention: Surveillance: Asset Backed Services Fax No.: (212) 438-2662

                  (vii)    If to Fitch:

                           Fitch IBCA, Inc.
                           One State Street Plaza
                           32nd Floor
                           New York, New York 10004
                           Attention:  Asset Backed Securities Group
                           Fax No.:  (212) 514-9879

                  (viii)   If to the Underwriter:

                           First Union Securities, Inc.
                           One First Union Center, TW-9
                           301 South College Street
                           Charlotte, North Carolina 28288-0610
                           Attention:  Asset Securitization Division
                           Fax No.:  (704) 374-3254

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

         SECTION 11.05. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Trust Certificate or the rights of the Holder thereof.

         SECTION 11.06. COUNTERPARTS. This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 11.07. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Trust Depositor, and the Owner Trustee and their respective successors and permitted assigns and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

         SECTION 11.08. NO PETITION. The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Trust Depositor or the Trust, or join in any institution against the Trust Depositor, or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificate, the Notes, this Agreement or any of the other Transaction Documents.

         SECTION 11.09. NO RECOURSE. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificate represent beneficial interests in the Trust only and do not represent interests in or obligations of the Trust Depositor, the Servicer, the Originator, the Administrator, the Owner Trustee, the Indenture Trustee or any of the respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificate or the other Transaction Documents. The Owner by accepting the Trust Certificate (i) acknowledges that such Trust Certificate represents a beneficial interest in the Trust and Trust Assets only and does not represent an interest in or an obligation of the Trust Depositor, the Servicer, the Originator, the Administrator, the Owner Trustee, the Indenture Trustee, or any Affiliate of the foregoing, and no recourse may be had against any such party or their assets, except as may be expressly set forth or contemplated in the Transaction Documents and (ii) enters into the undertakings and agreements provided for such Certificateholder set forth in Section 13.09 of the Transfer and Servicing Agreement.

         SECTION 11.10. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 11.11. GOVERNING LAW AND JURY WAIVER. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; and

         (b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each person hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.11(b).

         SECTION 11.12. TRUST CERTIFICATE TRANSFER RESTRICTIONS. The Trust Certificate may not be acquired by or for the account of a Benefit Plan. By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan nor will it hold such Trust Certificate for the account of a Benefit Plan. By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

         SECTION 11.13. TRUST DEPOSITOR PAYMENT OBLIGATION. The Trust Depositor shall be responsible for payment of the Administrator's compensation pursuant to
Section 3 of the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                   ORIX CREDIT ALLIANCE RECEIVABLES
                                   CORPORATION II
                                   as Trust Depositor


                                   By:__________________________________________

                                      Printed Name:_____________________________

                                      Title:____________________________________

                                   THE BANK OF NEW YORK (DELAWARE)
                                   as Owner Trustee


                                   By:__________________________________________

                                      Printed Name:_____________________________

                                      Title:____________________________________

                                                                       EXHIBIT A



                             CERTIFICATE OF TRUST OF
                  ORIX CREDIT ALLIANCE RECEIVABLES TRUST 1999-A

         This Certificate of Trust of ORIX Credit Alliance Receivables Trust 1999-A (the "Trust"), dated October 1, 1999, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed hereby is ORIX Credit Alliance Receivables Trust 1999-A.

         2. Delaware Trustee. The name and business address of the Owner Trustee of the Trust in the State of Delaware is 502 White Clay Center, Newark, Delaware 19714-6973 (Attn: Corporate Trust Administration).

         3. Effective Date. This Certificate shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(e) of the Act.

                                   THE BANK OF NEW YORK (DELAWARE)
                                   not in its individual capacity but solely as trustee


                                   By:__________________________________________

                                      Printed Name:_____________________________

                                      Title:____________________________________

                                                                       EXHIBIT B

THIS TRUST CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES TO THE EXTENT DESCRIBED IN THE TRANSFER AND SERVICING AGREEMENT AND INDENTURE REFERRED TO HEREIN.

THIS TRUST CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN ORIX CREDIT ALLIANCE CORPORATION, ORIX CREDIT ALLIANCE, INC., OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE TRUST AGREEMENT. THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED UNLESS THE CONDITIONS SET FORTH IN SECTION 3.04 OF THE TRUST AGREEMENT HAVE BEEN COMPLIED WITH.

THIS CERTIFICATE IS TRANSFERRABLE ONLY IN WHOLE AND NOT IN PART.

THIS TRUST CERTIFICATE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS TRUST CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

            ORIX CREDIT ALLIANCE RECEIVABLES TRUST 1999-A CERTIFICATE

NO. 1                                            Trust Certificate
                                                 Principal Balance ${__________}

         THIS CERTIFIES THAT ORIX Credit Alliance Receivables Corporation II is the registered owner of ${__________} of a nonassessable, fully-paid, fractional undivided beneficial equity interest in the ORIX Credit Alliance Receivables Trust 1999-A (the "Trust") formed by ORIX Credit Alliance Receivables Corporation II, a Delaware corporation (the "Trust Depositor").

         The Trust was created pursuant to an Amended and Restated Trust
Agreement, dated as of November   , 1999 (as amended, restated and/or
supplemented from time to time, the "Trust Agreement"), among ORIX Credit Alliance Receivables Corporation II, as Trust Depositor (the "Trust Depositor"), and The Bank of New York (Delaware), as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in (i) the Trust Agreement, (ii) the Transfer and
Servicing Agreement, dated as of November   , 1999 (the "Transfer and Servicing
Agreement"), among the Trust, ORIX Credit Alliance Corporation II, as depositor (the "Trust Depositor"), ORIX Credit Alliance Inc. ("OCAI"), as Servicer (in such capacity, the "Servicer"; in its capacity as the originator and its successor and assigns, the "Originator"), and Harris Trust and Savings Bank, as Indenture Trustee (the "Indenture Trustee") or (iii) the Indenture, dated as of
November   , 1999 (the "Indenture"), between the Trust and the Indenture
Trustee.

         This Trust Certificate is the duly authorized Trust Certificate designated as "ORIX Credit Alliance Receivables-Backed Certificate" (the "Trust Certificate"). Also issued under the Indenture are six classes of notes designated as " % ORIX Credit Alliance Receivables Trust Class A-1 Receivable-Backed Notes" and " % ORIX Credit Alliance Receivables Trust Class A-2 Receivable-Backed Notes", and " % ORIX Credit Alliance Receivables Trust Class A-3 Receivable-Backed Notes", and " % ORIX Credit Alliance Receivables Trust Class A-4 Receivable-Backed Notes" and " % ORIX Credit Alliance Receivables Trust Class B Receivable-Backed Notes" and " % ORIX Credit Alliance Receivables Trust Class C Receivable-Backed Notes," (collectively, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust includes, among other things, all the right, title and interest of the Trust Depositor and the Originator in the Contract Assets as defined in Section 2.01(b) of the Transfer and Sale Agreement and Section 2.01 of the OCAI Transfer and Sale Agreement.

         Under the Trust Agreement, there will be distributed on the fifteenth day of each month or if such day is not a Business Day the next succeeding Business Day commencing November 15, 1999 (each, a "Distribution Date"), and ending no later than the Distribution Date in 2006 to the person in whose name this Trust Certificate is registered at the close of business on the last day of the immediately preceding calendar month (each, a "Record Date"), the amount to be distributed to the Certificateholder pursuant to the Trust Agreement on such Distribution Date.

         The Holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders to the extent described in the Transfer and Servicing Agreement and the Indenture.

         It is the intent of the Originator, the Servicer, the Trust Depositor, Owner Trustee, Indenture Trustee and the Certificateholder that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be disregarded as a separate entity for federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii) and that all items of income, deduction, gain, loss or credit of the Trust will be treated as such items of the Certificateholder. The Trust Depositor and any other Certificateholder, by acceptance of a Trust Certificate, agrees to treat, and to take no action inconsistent with such treatment of, the Trust for federal, state and local income tax purposes.

         Each Certificateholder, by its acceptance of a Trust Certificate or beneficial interest in a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust or the Trust Depositor, or join in any institution against the Trust or the Trust Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificate, the Notes, the Trust Agreement or any of the other Transaction Documents.

         Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Owner Trustee or its Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee in the City of Newark, State of Delaware.

         Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or any other Transaction Document or be valid for any purpose.

         THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                            {REVERSE OF CERTIFICATE}

         The Trust Certificate does not represent an obligation of, or an interest in the Trust Depositor, ORIX Credit Alliance, as the Originator or Servicer, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the other Transaction Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Contracts and certain other amounts, in each case as more specifically set forth herein and in the Transfer and Servicing Agreement. A copy of each of the Transfer and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Trust Depositor and at such other places, if any, designated by the Trust Depositor.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Depositor and the rights of the Certificateholder under the Trust Agreement at any time by the Trust Depositor and the Owner Trustee with the consent of the Required Holders (as defined in the Transfer and Servicing Agreement). Any such consent shall be conclusive and binding on the Holder and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holder of the Trust Certificate or any Noteholder.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in Newark, Delaware, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar in Newark, Delaware executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon a new Trust Certificate evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Owner Trustee.

         Except as provided in the Trust Agreement, the Trust Certificate is issuable only as a registered Trust Certificate without coupons. No service charge will be made for any registration of transfer of such Trust Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholder of all amounts required to be paid to such Holder pursuant to the Trust Agreement and the Transfer and Servicing Agreement and the deposition of all property held as part of the Trust Estate. The Trust Depositor may at its option purchase the Trust Estate at the times and at the prices specified in the Transfer and Servicing Agreement.

         The Trust Certificate may not be acquired by a Benefit Plan. By accepting and holding this Trust Certificate, the Holder hereof or, in the case of Book-Entry Trust Certificate, by accepting a beneficial interest in this Trust Certificate, the related Certificate Owner, shall be deemed to have represented and warranted that it is not a Benefit Plan and is not acquiring this Trust Certificate or an interest therein for the account of such an entity.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

Dated:  November    , 1999         ORIX CREDIT ALLIANCE RECEIVABLES TRUST 1999-A


                                   By:   THE BANK OF NEW YORK (DELAWARE),
                                         not in its individual capacity
                                         but solely as Owner Trustee

                                   By:__________________________________________
                                                 Authorized Signatory

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is the Trust Certificate referred to in the within-mentioned Trust
Agreement.

                                        THE BANK OF NEW YORK (DELAWARE)
                                        not in its individual capacity
                                        but solely as Owner Trustee

                                        By:________________________________
                                                 Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



--------------------------------------------------------------------------------
to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.



Dated:
      ------------------


Signature Guaranteed:



----------------------------------------------------------
NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution.



----------------------------------------------------------
NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration or enlargement or any change whatever.